Exhibit  99.1
INTERACTIVE BROKERS GROUP ANNOUNCES 2Q10 RESULTS

— — —
REPORTS INCOME BEFORE TAXES OF $72 MILLION ON $226 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.09

GREENWICH, CONN, July 22, 2010 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.09 for the quarter ended June 30, 2010, compared to diluted earnings per share of $0.31 for the same period in 2009.

Net revenues were $226 million and income before income taxes was $72 million for this quarter, compared to net revenues of $332 million and income before income taxes of $192 million for the same period in 2009.

Business Highlights

•	32% pre-tax profit margin for this quarter.
•	$4.8 billion in equity.
•	20% increase in customer accounts and 43% increase in customer equity from the year-ago quarter.
•	Electronic Brokerage pre-tax income grew 17% from the year-ago quarter.
•	Cleared DARTs were 385,000 for this quarter, 21% increase from the year-ago quarter.
•	50% Electronic Brokerage pre-tax profit margin for this quarter.
•	5% Market Making pre-tax profit margin for this quarter.

"Fluctuating volatilities have improved conditions for our market-making operations and our global brokerage business continues to exhibit unparalleled growth amongst our peers. Nevertheless, increasing fluctuations in foreign exchange markets have a corresponding impact on our reported results in U.S. dollars.  This makes it ever more apparent that our shares would be more appropriately considered as an investment in a global enterprise based in a diversified basket of currencies rather than in U.S. dollars," said Thomas Peterffy, our CEO.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes grew 17% in the quarter ended June 30, 2010 compared to the same period in 2009.  This increase is attributable to higher commissions and higher net interest earned on customer balances.  Commissions and execution fees grew by 19% and net interest income increased 59% from the same quarter last year.  Customer accounts grew 20% to 146,000 and customer equity grew 43% to $16.4 billion.  Cleared DARTs* grew by 21% from  the year-ago quarter to 385,000.  Pre-tax profit margin was 50% for this quarter.  In the second quarter we lowered our commissions for U.S. futures by about 10%, on an average order.  This lowered our gross margin slightly, but contributed to a 23% increase in futures trading volume from the prior quarter.

Market Making
Market Making segment income before income taxes was $3.9 million in the quarter ended June 30, 2010, a decrease of 97% from the same period last year.  Pre-tax profit margin was 5% in this quarter, down from 65% in the same period last year.  Foreign exchange effects of keeping Group equity in a basket of major currencies we call the GLOBAL** are reflected in the market making segment and had an estimated negative $72 million impact on trading gains in this quarter.  The market making environment began to show improvements in the second quarter, with periods of wider spreads and higher actual volatility, relative to implied volatility.  Market Making options contract volume increased 9% compared to the same period last year and 19% over the prior quarter.

*	Daily average revenue trades (DARTs) are based on customer orders.

**	Full effect of the GLOBALs in this quarter was described in a press release on July 2, 2010.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, July 22, 2010, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2005	54,044		34,800		7,380		96,224		382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944
2009	93,550	-8%	127,338	6%	13,636	-20%	234,524	-2%	934

2Q2009	26,434		31,647		2,971		61,052		969
2Q2010	20,358	-23%	37,404	18%	4,777	61%	62,539	2%	993

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	409,794		44,560		21,925,120
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%
2009	643,380	-15%	82,345	-24%	75,449,891	35%

2Q2009	166,588		21,273		19,687,486
2Q2010	191,064	15%	27,362	29%	22,790,303	16%

MARKET MAKING	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	308,613		11,551		15,625,801
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008 **	514,629	15%	21,544	48%	26,008,433	6%
2009 **	428,810	-17%	15,122	-30%	26,205,229	1%

2Q2009 **	112,490		4,022		7,461,905
2Q2010 **	122,364	9%	4,411	10%	5,469,349	-27%

BROKERAGE TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	101,181		33,009		6,299,319
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%
2009	214,570	-12%	67,223	-23%	49,244,662	65%

2Q2009	54,098		17,251		12,225,581
2Q2010	68,700	27%	22,951	33%	17,320,954	42%

* Includes options on futures
** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, the typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges, we have adopted a policy of reporting Brazilian equity options contracts divided by their trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	23,456		30,646		5,690,308
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%
2009	93,868	22%	66,241	-23%	46,627,344	77%

2Q2009	24,281		17,005		11,666,739
2Q2010	29,491	21%	22,463	32%	16,487,944	41%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)
	2Q2010	2Q2009	% Change
Total Accounts	146	122	20%
Customer Equity (in billions) *	$16.4	$11.5	43%

Cleared DARTs	385	317	21%
Total Customer DARTs	422	345	22%

(in $'s, except DART per account)
Commission per DART	$4.24	$4.32	-2%
DART per Avg. Account (Annualized)	677	674	0%
Net Revenue per Avg. Account (Annualized)	$3,808	$3,745	2%

* Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2010	2009	2010	2009
		(in millions)

Market Making	Net revenues	$81.7	$218.9	$164.5	$400.9
	Non-interest expenses	77.8	77.4	155.1	141.2

	Income before income taxes	$3.9	$141.5	$9.4	$259.7

	Pre-tax profit margin	5%	65%	6%	65%

Electronic Brokerage	Net revenues	$144.6	$120.4	$271.8	$227.8
	Non-interest expenses	72.3	58.4	135.1	120.3

	Income before income taxes	$72.3	$62.0	136.7	$107.5

	Pre-tax profit margin	50%	51%	50%	47%

Corporate*	Net revenues	($0.2)	$(7.2)	$0.4	($0.3)
	Non-interest expenses	3.9	4.1	9.5	7.8

	Income before income taxes	($4.1)	$(11.3)	$(9.1)	($8.1)

Total	Net revenues	$226.1	$332.1	$436.7	$628.4
	Non-interest expenses	154.0	139.9	299.7	269.3

	Income before income taxes	$72.1	$192.2	$137.0	$359.1

	Pre-tax profit margin	32%	58%	31%	57%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(in millions, except share and per share data)

Revenues:
Trading gains	$77.6	$223.6	$158.2	$404.1
Commissions and execution fees	107.6	90.2	199.3	174.5
Interest income	41.0	33.5	77.6	59.8
Other income	17.7	7.6	34.5	29.0

Total revenue	243.9	354.9	469.6	677.4

Interest expense	17.8	22.8	32.9	39.0

Total net revenues	226.1	332.1	436.7	628.4

Non-interest expenses:
Execution and clearing	75.5	70.8	145.2	131.9
Employee compensation and benefits	49.5	42.5	100.0	85.3
Occupancy, depreciation and amortization	9.2	9.9	18.4	19.5
Communications	6.3	5.5	11.7	10.5
General and administrative	13.5	11.2	24.4	22.1

Total non-interest expenses	154.0	139.9	299.7	269.3

Income before income taxes	72.1	192.2	137.0	359.1

Income tax expense	7.4	25.3	12.6	37.1

Net income	64.7	166.9	124.4	322.0

Net income attributable to non-controlling interests	60.9	154.1	116.7	296.6

Net income available for common shareholders	$3.8	$12.8	$7.7	$25.4

Earnings per share:
Basic	$0.09	$0.31	$0.18	$0.62
Diluted	$0.09	$0.31	$0.18	$0.61

Weighted average common shares outstanding:	41,802,541	40,916,760	41,511,328	40,727,787
Basic	42,441,995	41,758,253	42,206,384	41,622,406
Diluted

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2010	2009
	(in millions)
Assets
Cash and cash equivalents	$1,111.0	$806.6
Cash and securities - segregated for regulatory purposes	6,027.3	6,728.9
Securities purchased under agreements to resell	1,669.8	413.0
Securities borrowed	4,113.2	5,063.0
Trading assets, at fair value	8,992.1	9,344.0
Receivables from customers, net of allowance	4,443.1	3,239.6
Receivables from brokers, dealers and clearing organizations	608.9	493.1
Other assets	516.3	517.4

Total assets	$27,481.7	$26,605.6

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$7,912.3	$8,763.2
Securities loaned	1,410.2	1,133.7
Short-term borrowings	150.5	320.8
Other payables:
Customers	11,977.5	10,587.7
Brokers, dealers and clearing organizations	453.7	164.5
Other payables	503.1	552.8
	12,934.3	11,305.0

Senior notes payable and senior secured credit facility	230.9	205.8

Equity
Stockholders' equity	601.1	574.9
Non-controlling interests	4,242.4	4,302.2
Total equity	4,843.5	4,877.1

Total liabilities and equity	$27,481.7	$26,605.6